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                                                                      EXHIBIT 15




October 25, 1999

Mr. Walter Z. Berger
Chief Financial Officer
Emmis Communications Corporation
One Emmis Plaza
40 Monument Circle Suite 700
Indianapolis, Indiana 46204



Dear Mr. Berger

We are aware that Emmis Communications Corporation has included in this registration statements its Form 10-Q for the quarter ended August 31, 1999, which includes our report dated September 21, 1999, covering the unaudited interim financial information contained therein and has incorporated by reference its Form 10-Q for the quarter ended May 31, 1999, which includes our report dated June 23, 1999, covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the registration statement prepared or certified by our Firm or a report prepared or certified by our Firm within the meaning of Sections 7 and 11 of the Act.

Very truly yours,



ARTHUR ANDERSEN LLP